SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2001

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events.

In a press release dated April 8, 2002, Compaq Computer Corporation (“Compaq”) (NYSE: CPQ) announced that based on preliminary financial data, it expects to meet or beat current analyst expectations. Revenue for the quarter will be approximately $7.7 billion. The press release, dated April 8, 2002, is attached as Exhibit 99.1.

Compaq's website (www.compaq.com) contains a significant amount of information about Compaq, including financial and other information for investors. Compaq encourages investors to visit its web site from time to time, as information is updated and new information is posted.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

Exhibit 99.1     Press Release dated April 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: April 8, 2002	By: /s/ Linda S. Auwers Linda S. Auwers, Vice President, Deputy General Counsel and Secretary

Exhibit Index

                 Exhibit No.                        Description

                     99.1                       Press Release dated April 8, 2002